SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 23, 2003

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North 44th Street, Suite 700, Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(602) 685-4000

Item 5. Other Events
Item 7. Exhibits
Signatures
Exhibit 99

Item 5. Other Events.

On December 23, 2003, Mesa Air Group, Inc. issued a press release confirming that United Airlines has terminated the non- binding Memorandum of Understanding covering the revised terms under which both Mesa and Atlantic Coast Airlines Holdings, Inc. would have operated as United Express carriers. As a result, Mesa will not be moving forward with either its proposed consent solicitation or exchange offer for Atlantic Coast.

The press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 7. Exhibits.

Press release dated December 23, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mesa Air Group, Inc.

	By	/s/ George Murnane III Executive Vice President and Chief Financial Officer

Dated: December 23, 2003

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EXHIBIT INDEX

Exhibit
Number	Description

99	Press release dated December 23, 2003.

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